Exhibit T3B.143

PARTNERSHIP ACQUISITION AGREEMENT

THIS PARTNERSHIP ACQUISITION AGREEMENT (the “Agreement”) is made and entered into effective as of November 8, 2012 (the “Effective Date”), by and among those entities set forth on Exhibit “A” attached hereto (individually a “Seller”, and collectively, the “Sellers”) and MORTGAGE HOLDINGS, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.

Sellers are the general partners in those partnerships as listed on Exhibit “A” attached hereto (the “Partnership”), which Partnerships are governed by the instrument designated on Exhibit “A” attached hereto (the “Partnership Agreements”). All capitalized words and phrases used in this Agreement which are not otherwise defined herein shall have the same meanings given to them in the Partnership Agreement.

B.	Each Seller owns a 1% general partnership interest in the Partnership in which it is a partner (the “Seller’s Partnership Interest”).

C.	CBL & Associates Limited Partnership (“CBL”) is the limited partner in each of the Partnerships, and Buyer is a wholly owned subsidiary of CBL.

D.

Each Seller desires to withdraw from the Partnership and to assign such Seller’s Partnership Interest to Buyer, and Buyer desires to take an assignment of the Seller’s Partnership Interest from each Seller.

E.

In furtherance of the aforesaid withdrawal and assignments, and in consideration of certain payments that Buyer has agreed to make to Sellers hereunder, each Seller will assign its Seller’s Partnership Interest to Buyer, and the aforementioned assignments, withdrawals and payments will occur at the time, and upon the terms and conditions set forth below.

F.

Subject to (and other than) the performance of their respective obligations under this Agreement, the parties hereto intend that this Agreement, and the assignments, withdrawals and payments provided for herein, be in full satisfaction of any and all obligations that Buyer (and its affiliates) and Sellers (and their affiliates) have to one another with respect to the Partnerships, whether under the Partnership Agreements, any other agreements relating to the Partnerships or otherwise at law or in equity.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers hereby agree as follows:

1.	PURCHASE/SALE; PURCHASE PRICE

1.1    Purchase Price. Sellers agree to sell to Buyer, and Buyer agrees to purchase from the Sellers, each Seller’s Partnership Interest in accordance with the terms, and subject to the conditions, of this Agreement. The purchase price for all of the Seller’s Partnership Interests shall be $2,291,595.00 (the “Purchase Price”), which shall be allocated among the Sellers as set forth on Exhibit “B” attached hereto. Sellers and Buyer agree that subsequent adjustments to the Purchase Price can be made based on subsequent re-valuations with respect to any Seller’s Partnership Interest which may occur within the following six-month period.

1.2    Payment of Purchase Price. As of the Effective Date Buyer shall deliver to Seller in cash or other immediately available funds the sum of the Purchase Price, as adjusted in accordance with the terms of this Agreement.

2.	CLOSING

2.1    By Seller. As of the Effective Date, Sellers shall deliver to Buyer the following items, duly executed and, where appropriate, acknowledged by Sellers:

2.1.1    The Assignments of Partnership Interest in the form attached as Exhibit “C” to this Agreement.

2.1.2    Such resolutions, authorizations, certificates of good standing and/or other entity documents relating to Sellers as are reasonably required by Buyer in connection with the transactions contemplated under this Agreement.

2.1.3    All such further conveyances, assignments, confirmations, satisfactions, releases, instruments of further assurance, approvals, consents and any and all such further instruments and documents as may be reasonably necessary, appropriate, expedient or proper in the reasonable opinion of Buyer in order to effectuate and complete any and all conveyances, transfers, sales and assignments provided in this Agreement.

2.2    By Buyer. As of the Effective Date, Buyer will deliver or cause to be delivered to Sellers the following items, duly executed and, where appropriate, acknowledged by Buyer:

2.2.1    The Purchase Price, to be paid in accordance with Section 1.1 above.

2.2.2    Such resolutions, authorization, certificates of good standing and/or other entity documents relating to Buyer as are reasonably required by Sellers.

3.	MISCELLANEOUS

3.1    Parties in Interest. As and when used herein, the terms Sellers and Buyer mean and include, in this Agreement, their respective successors and assigns.

3.2    Section Headings. The headings of sections are inserted only for convenience and shall in no way define, describe or limit the scope of intent of any provision of this Agreement.

3.3    No Oral Modifications. This Agreement may not be amended or modified except in writing executed by all parties hereto.

3.4    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and no other party shall be a beneficiary hereunder.

3.5    Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

3.6    Further Assurances. Buyer and Sellers agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale contemplated in this Agreement.

3.7    Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original, but all of which, when taken together, shall constitute one agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, Buyer and Sellers have executed this Amendment as of the date first written above.

BUYER:

MORTGAGE HOLDINGS, LLC

By:	CBL & Associates Limited Partnership, its
sole member

By:	CBL Holdings I, Inc., its sole general
partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SELLERS:

CBL/GP, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

CBL/GP II, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

CBL/GP III, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

HICKORY HOLLOW COURTYARD, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

MERIDIAN MALL COMPANY, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

RIVERGATE MALL, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

THE VILLAGE AT RIVERGATE, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

HICKORY HOLLOW MALL, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

FOOTHILLS MALL, INC.

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

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EXHIBIT “A”

Name of Seller	Partnership Name	Partnership Agreement

CBL/GP, Inc.	CBL/Low Limited Partnership	Agreement of Limited Partnership of CBL/Low Limited Partnership, dated December 28, 1993

CBL/GP, Inc.	Willowbrook Plaza Limited Partnership	Agreement of Limited Partnership of Willowbrook Plaza Limited Partnership (fka Portland/HQ Limited Partnership), dated March 16, 1994

CBL/GP II, Inc.	Westgate Crossing Limited Partnership	Agreement of Limited Partnership of Westgate Crossing Limited Partnership, dated August 22, 1997

CBL/GP III, Inc.	Bonita Lakes Mall Limited Partnership	Agreement of Limited Partnership of Bonita Lakes Mall Limited Partnership, dated June 12, 1995

Hickory Hollow Courtyard, Inc.	The Courtyard at Hickory Hollow Limited Partnership	Agreement of Limited Partnership of The Courtyard at Hickory Hollow Limited Partnership, dated June, 1998

Hickory Hollow Mall, Inc.	Hickory Hollow Mall Limited Partnership	Agreement of Limited Partnership of Hickory Hollow Mall Limited Partnership, dated June, 1998

Meridian Mall Company, Inc.	Meridian Mall Limited Partnership	Amended and Restated Agreement of Limited Partnership of Meridian Mall Limited Partnership, dated September 11, 2003

Rivergate Mall, Inc.	Rivergate Mall Limited Partnership	Agreement of Limited Partnership of Rivergate Mall Limited Partnership, dated June, 1998

The Village at Rivergate, Inc.	The Village at Rivergate Limited Partnership	Agreement of Limited Partnership of The Village at Rivergate Limited Partnership, dated June, 1998

Foothills Mall, Inc.	Maryville Partners, L.P.	Agreement of Limited Partnership of Maryville Partners, L.P ., dated September 19, 1996

EXHIBIT “B”

PURCHASE PRICE ALLOCATION

Name of Seller	Purchase Price Allocation
CBL/GP, Inc. – CBL/Low	$132,780.00

CBL/GP, Inc. – Willowbrook Plaza	$264,470.00

CBL/GP II, Inc.	$47,380.00

CBL/GP III, Inc.	$340,140.00

Hickory Hollow Courtyard, Inc.	$2,970.00

Meridian Mall Company, Inc.	$1,031,740.00

Rivergate Mall, Inc.	$436,795.00

The Village at Rivergate, Inc.	$35,300.00

Foothills Mall, Inc.	$10.00

Hickory Hollow Mall, Inc.	$10.00

EXHIBIT “C”

Form of Assignment of Seller’s Partnership Interest

ASSIGNMENT OF PARTNERSHIP INTEREST

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned (“Assignor”) does hereby, this 8th day of November 2012, assign, transfer and convey to Mortgage Holdings, LLC, a Delaware limited liability company (“Assignee”), the partnership interest (the “Interest”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of * Limited Partnership, together with any and all right, title and interest in any property, both real and personal, to which the Interest relates and any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Agreement of Limited Partnership of * Limited Partnership dated __, and any amendments thereto (the “Partnership Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the Partnership Agreement, as now in effect or hereafter amended, in the place and stead of Assignor.

Assignor represents and warrants to Assignee:

(i)    Organization: Power: Authorization. Assignor is duly organized, validly existing and in good standing under the laws of the State of its organization. The execution and delivery of this Assignment by Assignor, and the performance by Assignor of its obligations under this Assignment (a) are within the power of Assignor; and (b) have been duly authorized by all requisite partnership action and/or limited liability company action and/or corporate action on the part of all of its constituent partners, officers and/or directors and/or members and/or stockholders of Assignor.

(ii)    Title To Interest. Assignor has good, marketable and unencumbered title to the Interest. The Interest has not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

(iii)    Enforceability. The persons executing this Assignment on behalf of the Assignor are authorized to do so and this Assignment, when executed and delivered by Assignor, will constitute a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

This Assignment is made pursuant to that certain Partnership Acquisition Agreement by and among Assignor and Assignee, which Agreement is dated effective as of November 8, 2012.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

**, INC.

By:
Name:
Title:

The Assignee hereby accepts the foregoing assignment of the Interest and agrees to be bound by and subject at all times to all of the terms and conditions of the Partnership Agreement as now in effect or hereafter amended, which Partnership Agreement is incorporated herein by reference.

ASSIGNEE:

MORTGAGE HOLDINGS, LLC

By:	CBL & Associates Limited Partnership, its
sole member

By:	CBL Holdings I, Inc., its general partner

By:
Name:
Title:

The undersigned, as the remaining partner in the Partnership, hereby consents to the forgoing assignment of the Interest to Assignee, and accepts Assignee as a Partner in the Partnership.

CBL & ASSOCIATES LIMITED
PARTNERSHIP

By:	CBL Holdings I, Inc., its general partner

By:
Name:
Title:

SCHEDULE A

A 1% general partnership interest in * Limited Partnership (the “Partnership”), which represents Assignor’s entire ownership interest in the Partnership. If it is subsequently determined that Assignor owned a lesser or greater interest in the Partnership, this Assignment shall be deemed to have transferred Assignor’s entire ownership interest in the Partnership.

ASSIGNMENT OF PARTNERSHIP INTEREST

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned (“Assignor”) does hereby, this 8th day of November 2012, assign, transfer and convey to Mortgage Holdings, LLC, a Delaware limited liability company (“Assignee”), the partnership interest (the “Interest”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of Meridian Mall Limited Partnership, together with any and all right, title and interest in any property, both real and personal, to which the Interest relates and any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Agreement of Limited Partnership of Meridian Mall Limited Partnership dated September 11, 2003, and any amendments thereto (the “Partnership Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the Partnership Agreement, as now in effect or hereafter amended, in the place and stead of Assignor.

Assignor represents and warrants to Assignee:

(i)    Organization; Power; Authorization. Assignor is duly organized, validly existing and in good standing under the laws of the State of its organization. The execution and delivery of this Assignment by Assignor, and the performance by Assignor of its obligations under this Assignment (a) are within the power of Assignor; and (b) have been duly authorized by all requisite partnership action and/or limited liability company action and/or corporate action on the part of all of its constituent partners, officers and/or directors and/or members and/or stockholders of Assignor.

(ii)    Title To Interest. Assignor has good, marketable and unencumbered title to the Interest. The Interest has not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

(iii)    Enforceability. The persons executing this Assignment on behalf of the Assignor are authorized to do so and this Assignment, when executed and delivered by Assignor, will constitute a legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

This Assignment is made pursuant to that certain Partnership Acquisition Agreement by and among Assignor and Assignee, which Agreement is dated effective as of November 8, 2012.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

MERIDIAN MALL COMPANY, INC.

By:	/s/ Jeffery V. Curry

Name:	Jeffery V. Curry
Title:	Chief Legal Officer

The Assignee hereby accepts the foregoing assignment of the Interest and agrees to be bound by and subject at all times to all of the terms and conditions of the Partnership Agreement as now in effect or hereafter amended, which Partnership Agreement is incorporated herein by reference.

ASSIGNEE:

MORTGAGE HOLDINGS, LLC

By:	CBL & Associates Limited Partnership, its
sole member

By:	CBL Holdings I, Inc., its general partner

By:	/s/ Jeffery V. Curry

Name:	Jeffery V. Curry
Title:	Chief Legal Officer

The undersigned, as the remaining partner in the Partnership, hereby consents to the forgoing assignment of the Interest to Assignee, and accepts Assignee as a Partner in the Partnership.

CBL & ASSOCIATES LIMITED
PARTNERSHIP

By:	CBL Holdings I, Inc., its general partner

By:	/s/ Jeffery V. Curry

Name:	Jeffery V. Curry
Title:	Chief Legal Officer

SCHEDULE A

A 1% general partnership interest in Meridian Mall Limited Partnership (the “Partnership”). If it is subsequently determined that Assignor owned a lesser or greater interest in the Partnership, this Assignment shall be deemed to have transferred Assignor’s entire ownership interest in the Partnership.

ASSIGNMENT OF PARTNERSHIP INTEREST

(Meridian Mall Limited Partnership)

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged this 31st day of January, 2013, Mortgage Holdings, LLC, a Delaware limited liability company (“Assignor”), does hereby assign, transfer and convey to Multi-GP Holdings, LLC, a Delaware limited liability company (“Assignee”), the partnership interest (the “Partnership Interest”) described in Schedule “A” attached hereto, standing in the name of Assignor on the books of MERIDIAN MALL LIMITED PARTNERSHIP, a Michigan limited partnership (“Meridian LP”), together with any other rights, privileges and benefits appertaining thereto.

This Assignment is made subject to all of the terms and conditions of the Amended and Restated Agreement of Limited Partnership of Meridian LP dated September 11, 2003, and any amendments thereto prior to the date hereof, if any (the “Agreement”), and Assignee, by execution of this Assignment, agrees to abide by and be bound by all of the terms and conditions of the Agreement, as now in effect or hereafter amended, in the place and stead of Assignor and is hereby admitted as a partner of Meridian LP.

Assignor certifies that it has full power to make this Assignment and that the Partnership Interest has not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated or assigned.

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IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

Mortgage Holdings, LLC
a Delaware limited liability company

By:	CBL & Associates Limited Partnership
Its sole member and Chief Manager

By:	CBL Holdings I, Inc.
Its general Partner

By: /s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Its:	Chief Legal Officer

SWH
Legal

The undersigned, as the remaining partner in Meridian LP, hereby consents to the foregoing assignment of the Partnership Interest to Assignee and accepts Assignee as a Partner in Meridian LP.

CBL & Associates Limited Partnership

By:	CBL Holdings I, Inc.
Its general Partner

By: /s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Its:	Chief Legal Officer

SWH
Legal

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ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Partnership Interest and agrees to be admitted to Meridian LP as a partner of Meridian LP and to be bound by and subject at all times to all of the terms and conditions of the Agreement as now in effect or hereafter amended, which Agreement is incorporated herein by reference.

DATED as of the 31st day of January, 2013.

ASSIGNEE:

Multi-GP Holdings, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc,
its sole general partner

By: /s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Its:	Chief Legal Officer

SWH
Legal

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SCHEDULE “A”

1% general partnership interest in Meridian Mall Limited Partnership, a Michigan limited partnership.

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